EXHIBIT 21.1

DIRECT SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
MGV Energy Inc.	Canada	MGV Energy Inc.	100
Mercury Michigan, Inc.	Michigan	Mercury Michigan, Inc.	100
Beaver Creek Pipeline, L.L.C.	Michigan	Beaver Creek Pipeline, L.L.C.	50*
Cinnabar Energy Services & Trading, LLC	Michigan	Cinnabar Energy Services & Trading, LLC	50*
Terra Energy Ltd.	Michigan	Terra Energy Ltd.	100
GTG Pipeline Corporation	Virginia	GTG Pipeline Corporation	100

INDIRECT SUBSIDIARIES OF THE REGISTRANT

1.	Direct Subsidiaries of Terra Energy Ltd.

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
Energy Acquisition Operating Corporation	Michigan	Energy Acquisition Operating Corporation	100
Kristen Corporation	Michigan	Kristen Corporation	100
Terra Pipeline Company	Michigan	Terra Pipeline Company	100

2.	Direct Subsidiaries of Mercury Michigan, Inc.

NAME OF SUBSIDIARY	STATE/JURISDICTION OF INCORPORATION/ ORGANIZATION	NAME UNDER WHICH BUSINESS IS CONDUCTED	PERCENTAGE INTEREST OWNED
Beaver Creek Pipeline, L.L.C.	Michigan	Beaver Creek Pipeline, L.L.C.	50*
Cinnabar Energy Services & Trading, LLC	Michigan	Cinnabar Energy Services & Trading, LLC	50*

*	100% of this entity is owned by the registrant, 50% directly and 50% indirectly through Mercury Michigan, Inc.